Exhibit 5.1 DLA Piper LLP (US) 4141 Parklake Avenue, Suite 300 Raleigh, North Carolina 27612-2350 www.dlapiper.com T 919.786.2000 F 919.786.2200

January 15, 2016

Board of Directors

CNL Healthcare Properties II, Inc.

450 South Orange Avenue

Orlando, Florida 32801

Re:	Registration Statement on Form S-11 (File No. 333-206017)

Ladies and Gentlemen:

We serve as counsel to CNL Healthcare Properties II, Inc., a Maryland corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of the sale and issuance by the Company of up to $2,000,000,000 of shares (the “Shares”) of common stock, $0.01 par value per share, of the Company, pursuant to the Registration Statement on Form S-11 (No. 333-206017) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”). This opinion (the “Letter”) is being provided at your request in connection with the filing of the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinions hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the Act;

2. The Company’s Articles of Incorporation (the “Charter”) as filed by the Company with the Maryland State Department of Assessments and Taxation (the “SDAT”) and the Company’s Form of Articles of Amendment and Restatement as filed as an exhibit to the Registration Statement (the “A&R Charter”);

3. The Company’s Bylaws as adopted by the Company and certified as of the date hereof by an officer of the Company and the Company’s Amended and Restated Bylaws as filed as an exhibit to the Registration Statement;

4. Resolutions (the “Board Resolutions”) adopted or to be adopted by the Board of Directors of the Company, relating to the registration, sale and issuance of the Shares, certified as of the date hereof by an officer of the Company;

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5. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

6. A certificate executed by Kevin R. Maddron, Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary of the Company, dated as of the date hereof; and

7. Such other documents and matters we as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinions set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding.

4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise.

5. The final versions of all Documents reviewed by us in draft form will be effective at the time that the Shares are issued and will conform to such drafts in all respects material to the opinions expressed herein.

6. The final versions of all Board Resolutions reviewed by us in draft form will be adopted at the time that the Shares are issued and will conform to such drafts in all respects material to the opinions express herein.

7. None of the Shares will be issued or transferred in violation of Article VI of the A&R Charter or any other restriction or limitation on transfer and ownership of shares of stock of the Company contained in the A&R Charter.

8. Upon the issuance of any of the Shares, the total number of Shares issued and outstanding will not exceed the total number of Shares that the Company is then authorized to issue under the Charter.

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Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2. The Shares have been duly authorized and, upon delivery of the Shares in the manner contemplated by the Resolutions, the Charter and the Registration Statement, will be validly issued, fully paid and nonassessable.

The foregoing opinions are limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or “blue sky”) laws of the State of Maryland. The opinions expressed herein are subject to the effect of judicial decisions that may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

We assume no obligation to supplement this Letter if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

This Letter is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.

We hereby consent to the filing of this Letter as an exhibit to the Registration Statement and to the use of the name of our firm therein under the heading “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ DLA Piper LLP (US)

DLA Piper LLP (US)